
                                  NSAR ITEM 77O
                                      2000
                          VK High Yield Municipal Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING           PURCHASED FROM    AMOUNT OF SHARES      % OF        DATE OF
                                                                            PURCHASED      UNDERWRITING    PURCHASE


         1               Illinois Housing Authority     Bear Stearns          3,000           4.43%        07/14/00


Participants in the Underwriting:

Bear Stearns
Lehman Brothers
A.G. Edwards
Morgan Stanley Dean Witter
Merrill, Lynch
BancOne
M.R. Beal
First Albany
PainWebber